UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2009

CB RICHARD ELLIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1600, Los Angeles, California		90025
(Address of Principal Executive Offices)		(Zip Code)

(310) 405-8900

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CB Richard Ellis Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On December 2, 2009, the Board of Directors (the “Board”) of the Company appointed Laura D’Andrea Tyson to serve as a member of the Board, effective as of the next Board meeting, which is currently scheduled for March 4, 2010. Dr. Tyson has not been appointed to serve on any Board committee at this time. A copy of the press release announcing the appointment of Dr. Tyson to the Board is attached hereto as Exhibit 99.1.

(e) On December 2, 2009, the Board adopted a form of Indemnification Agreement that will be used for members of the Board, officers of the Company, and certain officers and directors of certain subsidiaries of the Company as directed by the Chief Executive Officer. The Indemnification Agreement supplements and clarifies existing indemnification provisions of the Company’s Restated Certificate of Incorporation and, in general, provides for indemnification to the fullest extent permitted by law, subject to the terms and conditions provided in the Indemnification Agreement. The Indemnification Agreement provides that the Company will, to the fullest extent permitted by applicable law (except in certain limited circumstances), indemnify the indemnitee against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed criminal, civil, administrative or investigative action brought against the indemnitee or in which he or she otherwise becomes involved as a witness by reason of his or her relationship with the Company. The Indemnification Agreement also provides for indemnification rights regarding proceedings brought by or in the right of the Company. In addition, the Indemnification Agreement provides for the advancement of expenses incurred by the indemnitee in connection with any proceeding covered by the Indemnification Agreement, provided that the indemnitee submits a written undertaking to repay the advanced amounts if, upon conclusion of the proceeding, it is ultimately determined that the indemnitee was not entitled to indemnification.

A copy of the form of Indemnification Agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference. The description above of the Indemnification Agreement is qualified in its entirety by reference to the form of Indemnification Agreement filed herewith.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Form of Indemnification Agreement.

99.1	Press release issued by the Company on December 8, 2009 announcing the appointment of Dr. Laura D’Andrea Tyson as a Director of the Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB RICHARD ELLIS GROUP, INC.

Date: December 8, 2009	By:	/S/ ROBERT E. SULENTIC
Robert E. Sulentic
Chief Financial Officer and Group President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement.

99.1	Press release issued by the Company on December 8, 2009 announcing the appointment of Dr. Laura D’Andrea Tyson as a Director of the Company.